Exhibit 10.25

FIRST AMENDMENT TO THE DYNEGY INC.

EXECUTIVE SEVERANCE PAY PLAN

The Dynegy Inc. Executive Severance Pay Plan (the “Plan”) shall be and hereby is amended effective May 19, 2004, in the following respects:

I.

The first paragraph of Section III.A. of the Plan is hereby amended in its entirety to provide as follows:

“The amount of severance pay an employee receives under this Executive Plan will be based on the employee’s position and service credit at the time of the termination of employment. Under the Executive Plan, an eligible employee will receive one (1) month of base pay for each full, completed year of continuous service with the Company and a pro-rated amount for each partial year of continuous service, subject to certain minimum and maximum payment requirements. If, at the time an employee becomes eligible to receive severance benefits under this Executive Plan, his or her title is ‘Managing Director’ or ‘Vice President,’ the employee will be eligible to receive a minimum of six (6) months of base pay as severance pay. If, at the time an employee becomes eligible to receive severance benefits under this Executive Plan, his or her title is ‘Senior Vice President,’ the employee will be eligible to receive a minimum of nine (9) months of base pay as severance pay. If, at the time an employee becomes eligible to receive severance benefits under this Executive Plan, his or her title is ‘Executive Vice President,’ the employee will be eligible to receive a minimum of twelve (12) months of base pay as severance pay. If, at the time an employee becomes eligible to receive severance benefits under this Executive Plan, his or her title is ‘President,’ the employee will be eligible to receive twenty-four (24) months of base pay as severance pay. The maximum amount of severance pay available to any employee, except for an employee with the title of ‘President,’ under this Executive Plan is twelve (12) months of base pay. ‘Month of base pay’ shall be defined as an employee’s monthly rate of pay, excluding overtime, bonuses, commissions, premium pay, employee benefits, expense reimbursements and similar amounts. The Plan Administrator shall determine an employee’s monthly rate of base pay, and the employee’s full and partial years of continuous service, in its sole discretion. The number of months for which an employee receives severance pay under this Executive Plan will be referred to, herein, as the ‘severance period.’ The benefits payable under this Executive Plan shall be inclusive of and offset by any other severance or termination payment made by the Company, including payments provided by Subsection D below. Except as otherwise specifically provided in the Executive Plan, severance pay will be paid to the eligible employee in a lump sum or as salary continuation, in the Company’s sole discretion, after the employee executes the Release and the expiration of any revocation period described in the Release. If paid in a lump sum, severance pay will be paid as soon as administratively practicable after the execution of the Release and expiration of any revocation period described therein unless the employee revokes the Release during the applicable revocation period. If paid in the form of salary continuation, severance pay will be paid to the employee after the execution of the Release and expiration of any revocation period described therein, unless the employee revokes the Release during the applicable revocation period, at the employee’s normal base weekly rate of pay with the frequency of the payroll cycle on which the employee was being paid at the time of his or her termination of employment until the total amount of severance is paid. All severance pay benefits will be subject to withholding for applicable employment and income taxes. The employee is responsible for informing the Plan Administrator of any change in the employee’s mailing address by written letter delivered to the Vice President of Human Resources until the employee’s severance benefits have been paid in full.”

II.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 19th day of May, 2004.

/s/ R. BLAKE YOUNG
R. Blake Young
Executive Vice President
Administration and Technology